UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Spherix Incorporated (the “Company”) was held on February 6, 2014. The Annual Meeting was initially called to order on January 22, 2014 and was adjourned to February 5, 2014 due to the lack of quorum. Upon reconvening the Annual Meeting on February 5, 2014, the Annual Meeting was further adjourned to February 6, 2014. At the reconvened Annual Meeting, the stockholders voted on the following ten proposals and cast their votes as described below.

1. The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Vote
Robert J. Vander Zanden	1,976,415	12,580	503,474
Douglas T. Brown	1,976,462	12,533	503,474
Anthony Hayes	1,981,947	7,048	503,474
Edward M. Karr	1,976,462	12,533	503,474
Harvey J. Kesner	1,975,372	13,623	503,474
Alexander Poltorak	1,982,864	6,131	503,474

2. A proposal to authorize the issuance of securities in one or more non-public offerings in accordance with NASDAQ Marketplace Rule 5635. This proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
1,959,884	14,136	14,975	503,474

3. A proposal to approve any change of control as used by NASDAQ Marketplace Rule 5635 that may result from the potential issuance of securities in the non-public offerings. This proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
1,966,483	12,720	9,792	503,474

4. A proposal to approve the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock and preferred stock to 200,000,000 shares from 50,000,000 shares and 50,000,000 shares from 5,000,000 shares, respectively. This proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
1,777,165	22,056	189,774	503,474

5. A proposal to approve the Company’s Amended and Restated Certificate of Incorporation to require the Company to indemnify its directors, officer and agents and advance expenses to such persons to the fullest extent permitted by Delaware law. This proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
1,788,522	9,192	191,281	503,474

6. A proposal to ratify the Company’s Amended and Restated Bylaws. This proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
1,789,041	10,443	189,511	503,474

7. A proposal to ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
2,261,845	24,586	206,038	0

8. A proposal to approve, on an advisory basis, the compensation of the Company's named executive officers. This proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
1,789,003	9,472	190,520	503,474

9. A proposal to recommend, on an advisory basis, a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation. The three-year frequency was approved and the votes were cast as follows:

One Year	Two Year	Three Years	Abstain	Broker Non-Vote
272,353	8,375	1,696,565	11,702	503,474

10. A proposal to approve the Spherix Incorporated 2014 Equity Incentive Plan, including the reservation of 2,400,000 shares of common stock for issuance thereunder. This proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
1,754,575	43,528	190,892	503,474

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 7, 2014

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer